Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Home Products International, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-65041 and 33-67622) on Form S-8 of Home Products International, Inc. and subsidiary of our reports dated February 7, 2003, with respect to the consolidated balance sheet of Home Products International, Inc. as of December 28, 2002 and the related consolidated statements of operations, stockholders’ equity and cash flows, for the year ended December 28, 2002, and the related financial statement schedule, which reports appear in the December 28, 2002, annual report on Form 10-K of Home Products International, Inc.

Our report on the consolidated financial statements refers to our audit of the disclosures added to revise the 2001 and 2000 consolidated financial statements for the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, which was adopted by the Company as of December 30, 2001, as more fully described in Note 9 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.

(Signed) KPMG LLP

Chicago, Illinois

February 7, 2003

1